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                                                                     EXHIBIT 3.2


                                    BY-LAWS

                                       OF

                          INSIGNIA/ESG HOLDINGS, INC.

                          Effective as of May 6, 1998


                                   ARTICLE I
                                  STOCKHOLDERS

         Section 1.01     Annual Meetings.

         (a) Annual meetings of the stockholders shall be held at such dates and times as determined by the Board of Directors.

         (b) If present at the meeting, the Chairman of the Board shall serve as chairman of the meeting. If the Chairman of the Board is not present at the meeting, the Chief Executive Officer shall serve as chairman of the meeting. If the Chief Executive Officer is not present at the meeting, the President shall serve as chairman of the meeting. If the President is not present at the meeting, a majority of the members of the Board of Directors present at the meeting shall select a chairman of the meeting.

         (c) At each annual meeting the stockholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business described in Subsection (d) of this Section 1.01; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

         (d) At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation in accordance with the procedures set forth in this Subsection (d) of Section
1.01. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than eighty (80) days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. A
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stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business or proposal desired to be brought before the annual meeting, (ii) the name and address, as such information appears on the Corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business or proposal was not properly brought before the meeting in accordance with these procedures, and if he should so determine he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Section 1.01 shall be interpreted or construed to require the inclusion of information about any stockholder business or proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

         Section 1.02     Special Meetings:

         (a) Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation. Any such call for a special meeting shall state the purpose or purposes of the proposed meeting. The business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of meeting distributed to stockholders.

         (b) If present at the meeting, the Chairman of the Board shall serve as chairman of the meeting. If the Chairman of the Board is not present at the meeting, the Chief Executive Officer shall serve as chairman of the meeting. If the Chief Executive Officer is not present at the meeting, the President shall serve as chairman of the meeting. If the President is not present at the meeting, a majority of the members of the Board of Directors present at the meeting shall select a chairman of the meeting.

         Section 1.03 Place of Meetings. Each meeting of the stockholders shall be held at the principal executive office of the Corporation or at such other place, within or without the State of Delaware, as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

         Section 1.04 Adjournments. Any meeting of the stockholders may be adjourned from time to time to another date, time and place. If any meeting of the stockholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.



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         Section 1.05     Notice of Meetings.  Unless otherwise required by
law, written notice of each meeting of the stockholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting, except as specified in
Section 1.04 or as otherwise permitted by law. If action is proposed to be taken that might entitle stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.

         Section 1.06 Waiver of Notice. A stockholder may waive notice of the date, time, place and purpose or purposes of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a stockholder at a meeting is a waiver of notice of that meeting, unless the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         Section 1.07 Voting Rights; Acts of Stockholders. (a) Except as otherwise required by law or by the Certificate of Incorporation, a stockholder shall have one vote for each share held which is entitled to vote, and a stockholder entitled to vote may vote any portion of the shares in any way such stockholder chooses. If a stockholder votes without designating the proportion or number of shares voted in a particular way, such stockholder shall be deemed to have voted all of the shares in that way.

         (b) Except as otherwise required by law, regulation, the Certificate of Incorporation or the rules of any applicable stock exchange, corporate action to be taken by a stockholder vote, other than the election of directors, shall be authorized by a majority of the voting power of the shares present and entitled to vote on that item of business at a duly held meeting of stockholders.

         (c) All elections for directors shall be decided by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

         Section 1.08 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, one shall be determined in accordance with the provisions of law.

         Section 1.09     Proxies.

         (a) A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The stockholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information





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sufficient to determine that the stockholder authorized such transmission.  Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in such proxy or required by law.

         (b) A stockholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

         Section 1.10     Quorum.

         (a) Except as otherwise required by law, the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

         (b) When a quorum is once present to organize a meeting, it will not be deemed broken by the subsequent withdrawal of any stockholders.

         (c) In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting until the requisite amount of stock entitled to vote shall be present.

                                   ARTICLE II
                                   DIRECTORS

         Section 2.01 Qualifications. Except as may otherwise be required by law or provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the members of which shall be at least 21 years of age. Directors shall be natural persons.

         Section 2.02 Number. The Board of Directors shall consist of not less than three directors. The number of directors shall initially be six, and thereafter shall be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors.

         Section 2.03 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, any newly created directorship resulting from an increase in the number of directors and any vacancy occurring on the Board for any reason may be filled for the





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unexpired term by a majority vote of the remaining directors, even if less than a quorum, or by a sole remaining director. If there are no directors then in office due to such a vacancy, the stockholders may elect a successor who shall hold office for the unexpired term. No decrease in the number of directors shall shorten the term of any incumbent directors.

         Section 2.04     Nominations.

         (a) Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors. Nominations may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2.04. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than eighty (80) days prior to the scheduled date of the stockholders' meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         (b) A stockholder's notice to the Secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice, and
(D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act"), including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to the stockholder giving notice, (A) the name and address, as such information appears on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice, and (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.





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         (c)     Subject to the rights, if any, of the holders of any series of
Preferred Stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.04. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.04, and if he should so determine he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 2.05 Removal. No member of the Board of Directors shall be removed from the Board of Directors prior to the expiration of the term of his class other than for Cause. No member of the Board of Directors shall be removed from the Board of Directors prior to the expiration of the term of his class other than at an annual meeting of stockholders, or a special meeting of the stockholders the notice of which shall state that the removal of a director or directors is among the purposes of the meeting. At such meeting, the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote may remove such director or directors for Cause. For the purposes of this Section 2.05, "Cause" shall mean a judicial determination that the director (i) breached the duty of loyalty owed by a director to the Corporation or its stockholders or (ii) committed acts or omissions which involved intentional misconduct or a knowing violation of law.

         Section 2.06 Resignation. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 2.07     Place of Meetings; Means of Participation.

         (a) Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by the Chairman of the Board, by a majority of the members of the Board, by the Chief Executive Officer or by the President.

         (b) Any director or directors may participate in a Board of Directors meeting by any means of communication through which the director, other directors so participating and all directors, if any, physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

         Section 2.08 Chairman of the Board. The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors. The Chairman of the Board, in such capacity, shall not be an officer of the Corporation.

         Section 2.09 Notice of Meetings of the Board. Annual meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the





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Chairman of the Board or by resolution of the directors. Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the Chairman of the Board, the Chief Executive Officer or the President upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the Chairman of the Board, the President or the Secretary in a like manner on the written request of a majority of the directors.

         Section 2.10     Waiver of Notice; Previously Scheduled Meetings.

         (a) A director of the Corporation may waive notice of the date, time and place of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

         (b) If the date, time and place of a Board of Directors meeting have been provided herein or announced at a previous meeting of the Board of Directors, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

         Section 2.11 Quorum. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until conclusion of the meeting, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 2.12 Acts of Board of Directors. Except as otherwise required by law or specified in the Certificate of Incorporation or these By-laws, the Board of Directors shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

         Section 2.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by written action signed by all of the directors. The written action will be effective when signed by all of the directors, unless a different effective time is provided in the written action.

         Section 2.14     Committees.

         (a) A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board of Directors.





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         (b)     A committee shall consist of one or more directors, appointed by affirmative vote of a majority of the directors present at a duly held Board of Directors meeting.

         (c) Sections 2.06 to 2.13 of these By-laws shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors.

         (d) Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

         Section 2.16 Compensation. The Board of Directors may fix the compensation, if any, of directors and of committee members.


                                  ARTICLE III
                                    OFFICERS

         Section 3.01 Executive Officers. The Board of Directors shall elect or appoint one or more natural persons to hold the following executive offices of the Corporation: Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary; and may, as it deems necessary or advisable for the operation and management of the Corporation, elect or appoint one or more natural persons to hold the following additional executive offices of the
Corporation: Office of the Chairman, Executive Vice President, Controller, Chief Operating Officer and Chief Information Officer (the foregoing executive offices of the Corporation are referred to herein as "Executive Offices," and the persons holding such offices are referred to as "Executive Officers"). The Executive Officers shall have the powers, rights, duties and responsibilities set forth in these By-laws (unless otherwise determined by the Board of Directors), as well as such additional powers, rights, duties and responsibilities as may be prescribed by the Board of Directors from time to time.

         (a) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall
(a) have general active management of the business of the Corporation, (b) when present, preside at all meetings of the stockholders, (c) see that all orders and resolutions of the Board are carried into effect, and (d) perform such other duties as may from time to time be assigned by the Board. In addition, the Chief Executive Officer may maintain records and certify proceedings of the stockholders.

         (b) President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If a person other than the President is designated Chief Executive Officer, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation, shall enjoy all other powers commonly incident to the office, and shall perform such duties as may from time to time be assigned by the Board of Directors. During the absence or disability of the Chief Executive Officer, it shall be the duty of the President to perform the duties of Chief Executive Officer.





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         (c)     Chief Financial Officer.  Unless provided otherwise by
resolution adopted by the Board of Directors, the Chief Financial Officer shall have the care and custody of all funds and securities of the Corporation, and shall oversee (a) the maintenance of accurate financial records for the Corporation, (b) the deposit of all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time, (c) the endorsement for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, and the making of proper vouchers therefor and (d) the disbursement of corporate funds and issuance of checks and drafts in the name of the Corporation, as ordered or authorized by the Board of Directors. The Chief Financial Officer shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all of the foregoing transactions and of the financial condition of the Corporation, and shall have such other rights and powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President from time to time.

         (d) Office of the Chairman. Any member of the Office of the Chairman shall have such rights and powers and perform such duties as may from time to time be assigned by the Board of Directors.

         (e) Executive Vice Presidents. An Executive Vice Presidents shall have such rights and powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more Executive Vice Presidents shall, in the absence of specific designation of order of rank by the Board of Directors or the Chief Executive Officer, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

         (f) Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the stockholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-laws, the Secretary shall give or cause to be given notice of all meetings of the stockholders and all meetings of the Board of Directors.

         (g) Treasurer. Unless otherwise determined by the Chief Executive Officer, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Chief Financial Officer.

         (h) Controller. The Controller shall be the Chief Accounting Officer of the Corporation and shall have control of all books of account of the Corporation (other than those to be kept by the Chief Financial Officer or the Treasurer), render accounts of the financial condition of the Corporation and shall perform such other duties as may be prescribed by the Chief Executive Officer from time to time.





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         Section 3.02     Other Officers.  The Chief Executive Officer and/or
the President may from time to time appoint one or more natural persons to hold such other non-executive offices of the Corporation as they deem necessary or advisable for the operation and management of the Corporation, including without limitation the offices of Senior Vice President, Vice President, Assistant Secretary, Assistant Treasurer and Assistant Controller. A person appointed to any such office shall have such powers, rights, duties and responsibilities as may be prescribed by the Chief Executive Officer or the President from time to time.

         Section 3.03 Delegation of Duties. Unless prohibited by a resolution of the Board of Directors, an Executive Officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of his Executive Office to other persons.

         Section 3.04     Term.

         (a) Each Executive Officer shall each hold office until the next annual meeting of the Board of Directors after his installation in such office.

         (b) All other officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until the earlier of their death, resignation or removal.

         (c) An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

         (d) An officer may be removed at any time, with or without cause, by a resolution duly adopted by the Board of Directors.

         (e) A vacancy in an Executive Office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer, President, Chief Financial Officer, Treasurer or Secretary shall be filled by the Board of Directors.

         Section 3.05 Compensation. Except as otherwise required by law, compensation of all Executive Officers of the Corporation shall be fixed by, or under authority of, the Board of Directors.

         Section 3.06 Shares of Other Companies. Whenever the Corporation is the holder of shares of any other equity interests in any other companies, any or all rights and powers of the Corporation as such equity holder (including the attendance, acting and voting at meetings, and execution of waivers, consents and proxies) may be exercised on behalf of the Corporation by the Chairman of the Board of Directors, any Executive Officer, or such other person as the Board of Directors may authorize.





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                                   ARTICLE IV
                                INDEMNIFICATION

         Section 4.01     Indemnification.

         (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee partner, trustee, member or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 4.01. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, member or agent and shall inure to the benefit of the heirs and personal representatives of such person. The indemnification provided by this Section 4.01 shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the Certificate of Incorporation or the By-laws, or by any agreement, vote of stockholders, resolution of disinterested directors, provision of law or otherwise. Notwithstanding the foregoing, the Corporation shall be required to indemnify a person in connection with the proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

         (b) The right of indemnification conferred by this Section 4.01 shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware. The right to indemnification conferred on persons by this section shall be a contractual right.

         (c) The rights to indemnification and to the advancement of expenses conferred in this Section 4.01 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-laws, agreement, vote of stockholders or disinterested directors or otherwise. References in this
Section 4.01 to the laws of the State of Delaware shall mean such laws as from time to time in effect.

         (d) Neither any amendment or repeal of the foregoing provisions of this Section 4.01 or the provisions of Section 4.02 below, nor adoption of any provision of the Certificate of





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
Incorporation or these By-laws which is inconsistent with the foregoing provisions of this Section 4.01 or the provisions of Section 4.02 below shall adversely affect any right or protection for a person existing at the time of such amendment, repeal or adoption.

         Section 4.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, regardless of whether the Corporation would otherwise be required to indemnify the person against the liability.


                                   ARTICLE V
                                     SHARES

         Section 5.01     Certificated Shares.

         (a) The shares of the Corporation shall be certificated shares. Each holder of duly issued certificated shares is entitled to a certificate evidencing such shares.

         (b) Each certificate evidencing shares of the Corporation shall be signed by (i) the Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, the President or any Executive Vice President and (ii) the Treasurer, the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signatures of such officers upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

         (c) A certificate evidencing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

         Section 5.02     Declaration of Dividends and Other Distributions.
The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law and subject to the provisions of the Certificate of Incorporation.

         Section 5.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney, only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors may,





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however, appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

         Section 5.04 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the stockholders entitled to receive payment of such dividend or other distribution, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

         Section 5.05 Lost or Destroyed Certificates. A new certificate evidencing shares may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as they may direct, but not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.


                                   ARTICLE VI
                                 MISCELLANEOUS

         Section 6.01     Execution of Instruments.

         (a) All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by an Executive or by such other person or persons as may be designated from time to time by the Board of Directors, the Chief Executive Officer or the President.

         (b) If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

         Section 6.02 Advances. The Corporation may, without a vote of the Board of Directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

         Section 6.03 Corporate Seal. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation, the year of its creation and the following words:

                           "Corporate Seal Delaware"





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
         Section 6.04 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6.05 Amendments. These By-laws may be amended by the Board of Directors or by stockholders owning eighty percent (80%) of the outstanding Common Stock of the Corporation.

         Section 6.06 References to Certificate of Incorporation. References to the Certificate of Incorporation in these By-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                       -------------------------------





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